Exhibit 99.1

Stock Pricing Update

Current Stock Price Performance Summary

Stock Price	Change Since December 23, 2005	4 Quarter Change[1]	5-Year Annualized Change[2]
$43.92	0.0%	8.3%	7.3%

[1]	Change since January 14, 2005 stock pricing.

[2]	Change based on the January 12, 2001 stock pricing.

January 6, 2006

This Stock Pricing Update provides information on changes in the primary drivers of value since our last stock pricing which occurred on December 23, 2005. This pricing update provides a simplified explanation of the SAIC stock pricing process by focusing on the primary drivers of value in this pricing period. The appraiser of our stock and the SAIC Board of Directors consider events that occur up to the day the price is established and their potential impact (favorable or unfavorable) on the Company in the future. A more detailed description of these factors and the entire stock pricing process is provided in the Stock Pricing Overview on SAIC’s Employee Owner’s Network, stock pricing formula and SAIC’s stock prospectus.

Update of the December 23, 2005 Appraisal (refer to December 23, 2005 Stock Pricing update presented separately below)

The independent appraiser provided valuation input for the period since the December 23, 2005 stock pricing for the January 6, 2006 valuation of SAIC Class A Common stock. This was a relatively quiet period for the company as well as the public markets due to the holidays.

In making its determination of the price of the Class A Common stock, the Board of Directors considered valuation input from our independent appraiser in the same manner and utilizing the same process and procedures it has customarily used for our past limited market trades.

Primary Drivers of SAIC Stock Value

The two primary drivers of the value of our stock are:

1.	SAIC operating performance, and

2.	Comparable companies’ stock price trading ratios

The Board of Directors determined that there was no significant change in the primary drivers of SAIC stock value which are the Company’s operating performance and the comparable companies’ stock price trading ratios in the five days prior to the January 6, 2006 pricing.

Since December 23, 2005, the Company’s operating performance had no impact on our stock price.

In addition, the market valuation levels of our comparable companies had no impact on our stock price.

For more information, please review the December 23, 2005 Stock Pricing Update below and see SAIC’s financial statements filed with the SEC.

Summary

Taking all relevant factors into consideration, the SAIC Board of Directors established our stock price at $43.92 on January 6, 2006. This represents a 0% change from the prior valuation date of December 23, 2005 and an 8.3% increase since the January 14, 2005 stock pricing.

This update identifies some of the primary factors or drivers that have influenced the stock price in this pricing period. Individual Board members may have placed more or less weight on these or other factors than other directors. Further, this Stock Pricing Update does not purport to provide all of the data, analyses and facts considered by the Board, individual directors and the independent appraiser. The stock price is established by the Board of Directors as a group, and the Board collectively agreed on January 6, 2006 that $43.92 per share represented a fair market value for the Class A Common Stock.

Forward-looking Information

The foregoing document contain forward-looking statements, including statements regarding the intent, belief or current expectations of the Company and its officers with respect to, among other things, trends affecting the Company’s financial condition or results of operation and the impact of competition. Such statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those in the forward-looking statements as a result of various factors. Some of these factors include, but are not limited to: a decrease in or the failure to increase business with the U.S. Government, particularly in the defense and homeland security areas and international and commercial customers; the risks associated with our international business; the ability of the Company to continue to identify, consummate and integrate additional acquisitions; the ability of the Company to competitively price its technical services and products; the risk of early termination of U.S. Government contracts; the risk of losses or reduced profits on firm fixed-price and target cost and fee with risk sharing contracts; a failure to obtain reimbursement for costs incurred prior to the execution of a contract or contract modification; audits of the Company’s costs, including allocated indirect costs, by the U.S. Government; a downturn in economic conditions; limited market trade activity; legislative proposals; litigation risks; and other uncertainties, all of which are difficult to predict and many of which are beyond the control of the Company. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof.

December 23, 2005 Stock Pricing Update

Current Stock Price Performance Summary

Stock Price	Change Since October 7, 2005	4 Quarter Change[1]	5-Year Annualized Change[2]
$43.92	1.2%	8.3%	7.3%

[1]	Change since January 14, 2005 stock pricing.

[2]	Change based on the January 12, 2001 stock pricing.

December 23, 2005

This Stock Pricing Update provides information on the changes in the primary drivers of value since our last stock pricing which occurred on October 7, 2005. This pricing update provides a simplified explanation of the SAIC stock pricing process by focusing on the primary drivers of value in this pricing period. Keep in mind that many factors are considered and can impact our stock price. The appraiser of our stock and the SAIC Board of Directors consider events that occur up to the day the price is established and their potential impact (favorable or unfavorable) on the Company in the future. A more detailed description of these factors and the entire stock pricing process is provided in the Stock Pricing Overview on SAIC’s Employee Owner’s Network and SAIC’s stock prospectus.

Proposed Merger & Initial Public Offering (IPO)

On September 1, 2005, SAIC announced that it intends to conduct an initial public offering and a capital restructuring merger. All the relevant information we have regarding the proposed merger and initial public offering was provided to our independent appraisal firm. In making its determination of the price of the Class A Common stock, the Board of Directors considered valuation input from our independent appraiser in the same manner and utilizing the same process and procedures it has customarily used for our past limited market trades.

The Greek Government Contract

The Company has recorded significant losses on the Greek contract to date that include cost estimates which significantly exceed the fixed price for the system, estimated reductions in price as a result of omissions and deviations from the Greek contract requirements, and revenue reduction for uncertainty with respect to the collection of outstanding amounts due under the Greek contract. Based on recent developments and communications with the Customer, the Company recorded contract losses of $61 million for the three months ended October 31, 2005, resulting in total contract losses of $77 million for the nine months ended October 31, 2005. The Company has recorded $115 million in contract losses since the inception of the Greek contract.

Primary Drivers of SAIC Stock Value

The two primary drivers of the value of our stock are:

1.	SAIC operating performance, and

2.	Comparable companies’ stock price trading ratios

The comparable companies analysis performed by our appraiser enables an appropriate multiple to be applied to our operating performance metrics in order to establish a fair market value for our continuing business operations. These two value drivers are considered together with one serving as a multiplier for the other.

1. SAIC Operating Performance

As part of the stock pricing process, the appraiser and the Board assess the value of SAIC’s operating entities. One measure of our operating performance is after-tax Segment Operating Income (SOI). This measure of our operating performance is reflected in the earnings term, or “P” element, of our stock pricing formula on a trailing four quarters basis.

For the financial period ended October 31, 2005, our trailing four quarters’ after-tax SOI was $312 million, a decrease of approximately 3 percent as compared to our trailing four quarters’ after-tax SOI of $322 million for the four quarter period ended July 31, 2005, reflecting the full effect of the significant losses recorded on the Greek contract. The operations of Telcordia were classified as discontinued operations as of January 31, 2005 and were not reflected in SOI for the period ended October 31, 2005.

As we explained in the past, the appraiser looks at a variety of operating metrics (Earnings; Cash Flows; Earnings Before Interest & Taxes (EBIT); Earnings Before Interest, Taxes, Depreciation & Amortization (EBITDA); Projected EBITDA; and Revenues) in performing their periodic appraisal. Some of these are pre-tax measures and some are after-tax measures. The appraiser will also adjust its view of SAIC’s operating metrics to exclude one-time, non-recurring items which, in their opinion, are not reflective of SAIC’s ongoing financial performance. The point to keep in mind is that no one element of data tells the whole story as to how the appraiser and the Board assess SAIC’s operating performance and value.

The Greek contract was evaluated in connection with the Company’s ongoing operations and adjustments were made reducing some, but not all, of its impact on the Company’s valuation.

The Company filed its financial statements for the quarter ended October 31, 2005 with the SEC on December 15, 2005. For more information, please see SAIC’s financial statements filed with the SEC.

Overall, after evaluation of the effects of the Greek Government contract, the Company’s improved operating performance had a positive impact on our stock price.

2. Comparable Companies

As part of its process, the appraiser analyzes the 5-day trailing average of the trading ratios for our comparable companies. This is not the same as stock prices.

A trading ratio represents the normalized ratio of each company’s stock price to various financial performance indicators such as: Price to Earnings; Price to Cash Flows; Enterprise Value (EV) to Earnings Before Interest & Taxes (EBIT); EV to Earnings Before Interest, Taxes, Depreciation & Amortization (EBITDA); EV to Projected EBITDA; and EV to Revenues. Thus, if a company’s stock price and financial performance increase or decrease by the same percentage in a given quarter, its trading ratio remains unchanged. Remember that the appraiser may apply a premium to our value if we are out-performing our comparables or a discount to our value if we are under-performing our comparables or for other factors.

In the five days prior to the December 23, 2005 stock pricing, the appraiser’s determination of normalized trading ratios of our comparables were down for some tiers and flat for some of the other tiers as compared to the five days prior to the October 7, 2005 pricing.

The list of comparables is subject to change as SAIC’s business mix changes and as comparable companies merge, dissolve or are acquired. In addition, the appraiser may decide to exclude a company from consideration in a particular quarter as a result of certain circumstances, including recent events relating to the comparable company. The list of comparable companies along with their ticker symbols is available on SAIC’s Employee Owner’s Network.

Overall, the change in market valuation levels of our comparable companies had an unfavorable impact on our stock price.

Summary

Taking all relevant factors into consideration, the SAIC Board of Directors established our stock price at $43.92 on December 23, 2005. This represents a 1.2% increase from the prior valuation date of October 7, 2005 and an 8.3% increase since the January 14, 2005 stock pricing.

This update explains some of the primary factors or drivers that have influenced the stock price in this pricing period. Individual Board members may have placed more or less weight on these or other factors than other directors. Further, this Stock Pricing Update does not purport to provide all of the data, analyses and facts considered by the Board, individual directors and the independent appraiser. The stock price is established by the Board of Directors as a group, and the Board collectively agreed on December 23, 2005 that $43.92 per share represented a fair market value for the Class A Common Stock.

Forward-looking Information

The foregoing document contain forward-looking statements, including statements regarding the intent, belief or current expectations of the Company and its officers with respect to, among other things, trends affecting the Company’s financial condition or results of operation and the impact of competition. Such statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those in the forward-looking statements as a result of various factors. Some of these factors include, but are not limited to: a decrease in or the failure to increase business with the U.S. Government, particularly in the defense and homeland security areas and international and commercial customers; the risks associated with our international business; the ability of the Company to continue to identify, consummate and integrate additional acquisitions; the ability of the Company to competitively price its technical services and products; the risk of early termination of U.S. Government contracts; the risk of losses or reduced profits on firm fixed-price and target cost and fee with risk sharing contracts; a failure to obtain reimbursement for costs incurred prior to the execution of a contract or contract modification; audits of the Company’s costs, including allocated indirect costs, by the U.S. Government; a downturn in economic conditions; limited market trade activity; legislative proposals; litigation risks; and other uncertainties, all of which are difficult to predict and many of which are beyond the control of the Company. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof.